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                                                                    EXHIBIT 23.2
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                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


          As independent petroleum engineers, Ryder Scott Company
Petroleum Engineers hereby consent to (i) the reference to our firm as experts and (ii) the summarization of our report in the Form 10-K/A-1 for the fiscal year ended December 31, 1994 of Global Natural Resources Inc. (the "Company") as filed with the Securities and Exchange Commission (the "Commission") which 10-K/A-1 has been incorporated by reference in the Company's Registration Statement on Form S-8 (Registration No. 33-62106) and the Company's Registration Statement on Form S-8 (Registration No. 33-31537).



                                         RYDER SCOTT COMPANY
                                         PETROLEUM ENGINEERS



                                         /s/Joe P. Allen
                                         ------------------------------------

                                         Joe P. Allen, P.E.
                                         Senior Vice President

Houston, Texas
May 5, 1995